UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 24, 2018
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On January 24, 2018, Diamondback Energy, Inc. (“Diamondback”) and certain subsidiary guarantors entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with Diamondback’s private placement of senior notes. The Purchase Agreement provides for, among other things, the issuance and sale by Diamondback of $300,000,000 aggregate principal amount of 5.375% Senior Notes due 2025 (the “New Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “New Notes Offering”). The New Notes were issued as additional securities under an existing indenture (the “Existing Indenture”), dated December 20, 2016, among Diamondback, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as the trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated January 29, 2018, among Diamondback, the subsidiary guarantors party thereto and the Trustee (the “First Supplemental Indenture” and, together with the Existing Indenture, the “Indenture”). Diamondback previously issued $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2025 under the Existing Indenture in a private placement completed on December 20, 2016, all of which were subsequently exchanged for substantially identical notes in the same aggregate principal amount (the “Existing Notes” and, together with the “New Notes,” the “Notes”). The New Notes Offering closed on January 29, 2018. In the New Notes Offering, Diamondback received approximately $308.4 million in net proceeds, after deducting the Initial Purchasers’ discount and its estimated offering expenses, but disregarding accrued interest. Diamondback intends to use all of the net proceeds from the New Notes Offering to repay a portion of the outstanding borrowings under its revolving credit facility. In connection with the New Notes Offering, the lenders under Diamondback’s revolving credit facility waived the borrowing base decrease that would have been triggered in connection with the New Notes Offering. Immediately following the completion of the New Notes Offering and the application of the net proceeds thereof, Diamondback’s borrowing base remained $1.8 billion, Diamondback’s elected commitment was $1.0 billion, and Diamondback had $911.4 million of available borrowing capacity under its revolving credit facility.

Diamondback and the subsidiary guarantors of the New Notes have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of such liabilities. Under the Purchase Agreement, Diamondback also agreed to a 30-day lock-up with respect to, among other things, an offer, sale or other disposition of its debt securities, subject to certain exceptions.

Certain of the Initial Purchasers and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In particular, an affiliate of Wells Fargo Securities, LLC serves as the administrative agent and the lead arranger under credit agreements with Diamondback and Viper Energy Partners LP, a publicly traded subsidiary of Diamondback, and is the trustee under the indentures governing Diamondback’s 4.750% Senior Notes due 2024 and the Notes, and certain of the Initial Purchasers or their respective affiliates are lenders under the credit facilities. In connection with Diamondback’s repayment of a portion of its outstanding borrowings under its revolving credit facility, an affiliate of Wells Fargo Securities, LLC and certain other Initial Purchasers or their respective affiliates that are lenders under Diamondback’s  revolving credit facility will receive a portion of the proceeds from the New Notes Offering. ZB, N.A. dba Amegy Bank, a lender under Diamondback’s revolving credit facility, has acted as financial advisor to Diamondback in connection with the New Notes Offering and not as an Initial Purchaser, and it will receive a fee from Diamondback in connection therewith.

The preceding summary of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the New Notes, Diamondback and its subsidiary guarantors entered into a Registration Rights Agreement with Wells Fargo Securities, LLC, as representative for the several initial purchasers named therein, dated as of January 29, 2018 (the “Registration Rights Agreement”), pursuant to which Diamondback agreed to file a registration statement within 180 days after the completion of the New Notes Offering with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the New Notes for a new issue of substantially identical debt securities registered under the Securities Act. Under the Registration Rights Agreement, Diamondback also agreed to use its commercially reasonable efforts to have the registration statement declared effective by SEC on or prior to the 360th day after the issue date of the New Notes and to complete the exchange offer within 30 business days after effectiveness. Diamondback may be required to file a shelf registration statement to cover resales of the New Notes under certain circumstances. If Diamondback fails to satisfy these obligations under the

Registration Rights Agreement, it agreed to pay additional interest to the holders of the New Notes as specified in the Registration Rights Agreement. The Existing Notes have been registered under the Securities Act and are not entitled to the registration rights set forth in the Registration Rights Agreement.

The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

New Notes and First Supplemental Indenture

The First Supplemental Indenture provides for the issuance of the New Notes, which were issued as additional securities under the Indenture. The terms of the Existing Indenture and the Existing Notes are described in Diamondback’s Current Report on Form 8-K filed with the SEC on December 21, 2016 and Diamondback’s Registration Statement on Form S-4, as amended, which was declared effective by the SEC on June 21, 2017. The New Notes and the Existing Notes will constitute part of a single class of securities for all purposes under the Indenture, and the New Notes will have substantially the same terms as the Existing Notes except as otherwise provided therein. Pursuant to the Indenture, interest on the New Notes will accrue at a rate of 5.375% per annum on the principal amount, payable semi-annually on May 31 and November 30 of each year. The first interest payment date on the New Notes will be May 31, 2018 and will include accrued interest from and including November 30, 2017.

The preceding summaries of the Existing Indenture and the First Supplemental Indenture are qualified in their entirety by reference to the full texts of such agreements, copies of which are attached as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on December 21, 2016, and Exhibit 4.3 hereto, respectively, both of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the New Notes Offering is incorporated herein by reference, as applicable.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in, or incorporated by reference from prior filings into, Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends, redemption of stock or other distributions to Diamondback’s stockholders is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
4.1*	Registration Rights Agreement, dated as of January 29, 2018, among Diamondback Energy, Inc., the guarantors party thereto and Wells Fargo Securities, LLC.
4.2
Indenture, dated as of December 20, 2016, among Diamondback Energy, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including the form of Diamondback Energy, Inc.’s 5.375% Senior Notes due 2025) (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on December 21, 2016).

4.3*	First Supplemental Indenture, dated as of January 29, 2018, among Diamondback Energy, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.
10.1*	Purchase Agreement, dated January 24, 2018, by and among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Wells Fargo Securities, LLC.
*Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	January 30, 2018
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary